================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     BALLY TOTAL FITNESS HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER FUND L.P., PARDUS CAPITAL
         MANAGEMENT L.P., PARDUS CAPITAL MANAGEMENT LLC AND KARIM SAMII
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)   Title of each class of securities to which transaction applies:____________
2)   Aggregate number of securities to which transaction applies:_______________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________
4)   Proposed maximum aggregate value of transaction:___________________________
5)   Total fee paid:____________________________________________________________
     [_]  Fee paid previously with preliminary materials.
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)   Amount Previously Paid:____________________________________________________
2)   Form, Schedule or Registration Statement No.:______________________________
3)   Filing Party: 4) Date Filed:_______________________________________________

================================================================================

         On October 24, 2005, Pardus Capital Management L.P., a Delaware limited partnership ("PCM"), filed Amendment Number 8 to its Schedule 13D with the Securities and Exchange Commission (the "Amendment"). The Amendment amends PCM's previously filed Item 4 disclosure by adding the following:

         "PCM has attached as Exhibit 2 to this Schedule 13D a letter, dated October 24, 2005, from PCM to the Board of Directors of the Company responding to a letter received from the Company on October 18, 2005.

         Except as otherwise described in this Item 4 of this Schedule 13D, as amended, the acquisition of the Shares by the Fund is for investment purposes on behalf of the Fund."

         On October 24, 2005, PCM delivered a letter, dated October 24, 2005, to the Board of Directors (the "Board") of Bally Total Fitness Holding Corporation, a Delaware corporation (the "Company"), responding to a letter received from the Company on October 18, 2005. A copy of the October 24, 2005 letter delivered to the Board is attached hereto as Exhibit 1.

         Pardus European Special Opportunities Master Fund L.P., a limited partnership formed under the laws of the Cayman Islands (the "Fund"), is the holder of 5,000,000 shares of the common stock, par value $0.01 per share (the "Shares"), of the Company, including the 1000 shares of common stock owned of record. PCM serves as the investment manager of the Fund and possesses sole power to vote and direct the disposition of all Shares held by the Fund. Pardus Capital Management LLC, a Delaware limited liability company ("PCM LLC"), is the general partner of PCM and Mr. Karim Samii is the sole member of PCM LLC. The persons filing this Schedule 14A are PCM, the Fund, PCM LLC and Mr. Samii (collectively, the "Reporting Persons"). Based on information provided by the Company, as of September 30, 2005 there were 36,083,427 shares of the Company's common stock issued and outstanding. Thus, as of October 24, 2005, PCM may be deemed to beneficially own 5,000,000 Shares, or 13.9% of the shares of Company common stock deemed issued and outstanding as of that date.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY THE REPORTING PERSONS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN THIS SCHEDULE 14A AND THE
SCHEDULE 13D FILED BY THE REPORTING PERSONS WITH THE SECURITIES AND EXCHANGE

COMMISSION ON SEPTEMBER 6, 2005, AS AMENDED BY AMENDMENT NO. 1, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 2, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 3, DATED SEPTEMBER 8, 2005, AMENDMENT NO. 4, DATED SEPTEMBER 15, 2005, AMENDMENT NO. 5, DATED SEPTEMBER 23, 2005, AMENDMENT NO. 6, DATED OCTOBER 6, 2005, AMENDMENT NO. 7, DATED OCTOBER 17, 2005 AND AMENDMENT NO. 8, DATED OCTOBER 24, 2005 (AS AMENDED, THE "SCHEDULE 13D"), WITH RESPECT TO BALLY TOTAL FITNESS HOLDING CORPORATION. THE SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.




                                       3